UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2020, the Compensation Committee of the Board of Directors (the “Board”) of Veoneer, Inc. (the “Company” or “Veoneer”) approved special retention arrangements with certain employees, including Nishant Batra, the Company’s Executive Vice President and Chief Technology Officer.

Effective March 31, 2020, the Company and Mr. Batra entered into an amendment to his employment agreement dated November 13, 2018. Pursuant to such amendment, (i) Mr. Batra’s primary work location was changed to Detroit, Michigan; (ii) each of the Company and Mr. Batra must provide a one month notice to the other of termination of employment; and (iii) Mr. Batra will receive a cash retention payment equal to $1,000,000 on April 1, 2021, subject to his continued employment with the Company on such date, provided that he will receive such cash payment if, prior to April 1, 2021, he dies or the Company terminates his employment without “cause” or he resigns for “good reason,” as such terms are defined in the employment agreement. The foregoing description of the amendment to Mr. Batra’s employment agreement is only a summary and is qualified in its entirety by reference to the full text of the amendment, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending March 31, 2020.

Mr. Batra also received a grant of 221,239 restricted stock units (“Retention RSUs”), 73,746 of which will vest on January 1, 2022, and 147,493 of which will vest on July 1, 2022, in each case subject to Mr. Batra’s continued employment with the Company on such vesting dates. The Retention RSUs were granted pursuant to, and subject to, the terms and conditions of the Company’s 2018 Stock Incentive Plan and, except as otherwise described herein, the Company’s standard form of restricted stock unit award agreement, except that (i) the Retention RSUs will vest if the Company terminates Mr. Batra’s employment without “cause” or if Mr. Batra resigns for “good reason” and (ii) the Retention RSUs will not vest in connection with the executive’s qualified retirement.

Item 8.01  Other Events.

        On April 2, 2020, the Company issued a press release announcing the entry into a non-binding agreement with Volvo Cars to split Zenuity, their jointly owned joint venture.

        A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated April 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Veoneer, Inc. dated April 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary
Date: April 2, 2020